UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
TASER International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING
PROPOSAL ONE:
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE*
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
COMPENSATION COMMITTEE REPORT*
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO:
APPROVAL OF THE TASER INTERNATIONAL, INC. 2009 STOCK INCENTIVE PLAN
PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FORWARD LOOKING STATEMENTS
STOCKHOLDER PROPOSALS
IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY
APPENDIX A
PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 28, 2009

To Our Stockholders:
          The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of TASER International, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Standard Time) on Thursday, May 28, 2009 at the Company’s principal executive office building located at 17800 North 85th Street, Scottsdale, Arizona 85255 for the following purposes:
1.	Electing three Class C directors of the Company for a term of three years;

2.	Approving the adoption of the Company’s 2009 Stock Incentive Plan;

3.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2009; and

4.	Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
          The stockholders of the Company are being asked to approve the 2009 Stock Incentive Plan to provide compensation and incentives to our eligible employees. We believe that our future success depends heavily on our ability to attract, motivate and retain high quality employees. Equity is a key component to our total compensation package and closely aligns the employee’s interests with those of our stockholders.
          In the four plus years since the stockholders approved our 2004 Plan, we have granted performance vested and time vested options representing 5,904,945 of the 6,000,000 shares authorized under the plan. The remaining 95,055 authorized shares are not sufficient for us to continue our program of making the equity grants that we believe align employee and shareholder interests. In addition, as we move into the software technology space with our new EVIDENCE.com product which is associated with our AXON audio video product, we are competing for talent with software companies that utilize equity as a large component of their total compensation packages. If the Company does not have the ability to offer an equity component of compensation it may not be able to attract and retain the talent needed to make the software part of its business a success. Moreover, if the Company had to move away from offering equity compensation, it would likely have to increase its cash compensation to remain competitive.
          We have also experienced significant growth in the time since the 2004 Plan was approved by stockholders both in terms of sales and the number of employees. Annual sales have grown from $24.5 million in 2003 to $92.8 million in 2008 and our number of full time employees has increased from 130 employees at December 31, 2003 to 353 employees at December 31, 2008. From a dilution perspective, we ask the shareholders to consider that the number of shares that would be authorized under the 2009 plan represents less than half the number of shares repurchased by the Company and returned to our treasury since 2005. Investing in our people has been critical to our historic success, and will be key as we continue to build out the world-class team developing and launching EVIDENCE.com and related internet services.
          We urge Stockholders to approve the 2009 Stock Incentive Plan to allow the Company to continue to make equity an important component of compensation and, to attract and retain high quality employees while aligning Stockholder and employee interests.
          Only holders of the Company’s Common Stock at the close of business on March 30, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the time and place of the Annual Meeting and during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the principal executive offices of the Company at the address listed above.
By Order of the Board of Directors,
/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
Scottsdale, Arizona
April 15, 2009
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255
PROXY STATEMENT
2009 Annual Meeting of Stockholders

          This Proxy Statement is furnished in connection with the TASER International, Inc. (the “Company”) 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. (Mountain Standard Time) on Thursday, May 28, 2009 at the Company’s principal executive office located at 17800 North 85th Street, Scottsdale, Arizona 85255, and at any continuation, adjournment or postponement thereof. The Board of Directors of the Company is soliciting proxies. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the Annual Meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors named in this Proxy Statement, for approval of the adoption of the Company’s 2009 Stock Incentive Plan, for ratification of the appointment of the independent registered public accounting firm, and in support of the recommendations of management on such other business as may properly come before the Annual Meeting or any adjournments, continuations or postponements thereof.
          Any proxy may be revoked by a stockholder prior to its exercise (i) upon written notice to the Secretary of the Company, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by voting in person at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers, employees and the Company’s proxy solicitation firm, or by telephone, facsimile or electronic transmission or express mail. We have hired Morrow & Co., LLC (“Morrow”), 470 West Avenue, Stamford, CT 06902 to assist us in the solicitation of votes. We will pay Morrow a base fee of $7,000 plus customary costs and expenses for these services. This Proxy Statement is first being mailed to stockholders on or about April 15, 2009.
VOTING
          Holders of record of the Company’s Common Stock on March 30, 2009 will be entitled to vote at the Annual Meeting or any continuation, adjournment, or postponement thereof. As of the record date, there were 61,843,295 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of persons holding a majority of these shares, or 30,921,648 shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions and withheld votes will be counted in determining whether a quorum is present for the Annual Meeting. If a stockholder holds shares through a nominee, such as a brokerage firm, and such nominee does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner, a broker “non-vote” occurs. Broker non-votes are only counted in determining whether a quorum is present.
          Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on “routine matters”, but not on “non-routine matters”. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter because it is non-routine. The proposal for the election of directors and ratification of the appointment of Grant Thornton LLP are considered routine matters. The proposal for the adoption of the 2009 Stock Incentive Plan is considered a non-routine matter and thus nominees will not have discretionary voting power for this proposal.

          Proposal 1 (Election of directors)—To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of the shares common stock, present in person or represented by proxy at the meeting and entitled to vote on such proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of such director.
          Proposal 2 (Adoption of the 2009 Stock Incentive Plan)—The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not have an effect on the outcome of the vote on this proposal.
          Proposal 3 (Ratification of the appointment of Grant Thornton LLP)—Ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal 2009 requires the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on such proposal. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal.
          Pursuant to regulations promulgated by the New York Stock Exchange (“NYSE”), brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter. Therefore, for any of your shares held through a broker or other nominee that is a NYSE member organization, such shares will only be voted in favor of Proposal Two and Proposal Three if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.
PROPOSAL ONE:
ELECTION OF DIRECTORS
          The Board of Directors is elected by and accountable to the stockholders. The Board of Directors is comprised of nine directors. The directors are divided into three classes comprised as follows: three directors each in Class A, Class B, and Class C. One class is elected each year for a three-year term. The three director nominees in Class C, who would serve a regular three-year term until the annual meeting of stockholders in 2012, or until their respective successors are elected and qualified, are: Thomas P. Smith, Matthew R. McBrady, and Richard H. Carmona. As discussed above, the three nominees for director receiving the highest number of votes will be elected to the Board of Directors.
          Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.
          If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.
          The Board of Directors recommends a vote FOR the election of Thomas P. Smith, Matthew R. McBrady, and Richard H. Carmona.

          The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

				Expiration of
Name	Age	Positions	Director Since	Current Term
Nominees for Election
Class C (for three year term)
Thomas P. Smith	41	Chairman of the Board of Directors	1993	2009
Matthew R. McBrady	38	Director	2001	2009
Richard H. Carmona	59	Director	2007	2009

Directors Continuing in Office
Class A
John S. Caldwell	64	Director	2006	2010
Bruce R. Culver	63	Director	1994	2010
Michael Garnreiter	57	Director	2006	2010

Class B
Patrick W. Smith	38	Chief Executive Officer and Director	1993	2011
Mark W. Kroll	57	Director	2003	2011
Judy Martz	65	Director	2005	2011
Directors
Nominees for Election at the Annual Meeting
          Thomas P. Smith. Mr. Smith has served as Chairman of the Board of Directors since October 2006 and was President of the Company from April 1994 through October 2006. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University. Mr. Smith is a director of Lightwave Logic Inc. (OTC BB: LWLG.OB).
          Matthew R. McBrady Ph.D. From August 1998 through July 1999, Dr. McBrady served as a member of the staff of President Clinton’s Council of Economic Advisers. Dr. McBrady taught corporate finance and economic courses at the University of Southern California during the summer terms of 1997 and 1998, at Harvard University from September 1996 through May 1997, at Harvard Business School during the spring term of 1998, and taught advanced corporate finance at the Wharton School of Business at the University of Pennsylvania from September 2002 through May 2003. From May 2003 through December 2006, Dr. McBrady taught business administration at the Darden Graduate School of Business Administration at the University of Virginia. Dr. McBrady joined Silver Point Capital, L.P. as Managing Director of Strategic Investments in January 2009. Previously, Dr. McBrady worked in the North American Private Equity group at Bain Capital, LLC from January 2008 to December 2008. Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (UK), and a Ph.D. degree in Business Economics from Harvard University.
          Vice Admiral Richard H. Carmona M.D., M.P.H., F.A.C.S. Dr. Carmona was sworn in as the 17th Surgeon General of the United States on August 5, 2002 and held that position through July 30, 2006. Prior to being named United States Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health and family and community medicine at the University of Arizona, and the Pima County Sheriff’s Department surgeon and deputy sheriff. He is currently employed as Vice Chairman of Canyon Ranch and CEO of Canyon Ranch Health in Tucson, Arizona and has held that position since October 1, 2006. Dr. Carmona attended Bronx Community College, of the City University of New York, where he earned his associate of arts degree. Dr. Carmona holds a B.S. degree and medical degree from the University of California, San Francisco. He has also earned a Masters Degree of public health from the University of Arizona. Dr. Carmona is a director of Clorox.

Incumbent Directors Whose Terms of Office Continue After the Annual Meeting
          Patrick W. Smith. Mr. Smith has served as Chief Executive Officer and as a director of the Company since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Biology and Neurobiology from Harvard University, an M.B.A. degree from the University of Chicago, and a Masters Degree in International Finance from the University of Leuven in Leuven, Belgium.
          Mark W. Kroll Ph.D. Dr. Kroll retired from St. Jude Medical Inc. in July 2005, where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree in Electrical Engineering from the University of Minnesota and a M.B.A. degree from the University of St. Thomas. Dr. Kroll is a director of Haemonetics (NYSE: HAE) and several private companies.
          Lt. General (USA, Retired) John S. Caldwell. General Caldwell is currently Executive Vice President, Defense Solutions, Perot Systems Government Services and has held that position since February 2008. General Caldwell was Senior Vice President, Defense Information Technology Solutions, QSS Group, Inc. from July 2004 through February 2008 at which time QSS Group Inc. was merged into Perot Systems Government Services. From November 2001 through January 2004, General Caldwell was a Lieutenant General in the United States Army and Military Deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology. General Caldwell holds a B.S. degree from the U.S. Military Academy at West Point, New York and a M.S. degree in mechanical engineering from the Georgia Institute of Technology. General Caldwell is a director of Puradyn Filter Technologies.
          Bruce R. Culver. Mr. Culver has served as a director of the Company since January 1994. Currently Mr. Culver is the CEO and Chairman of IdealHire, Inc. a recruitment software company he founded in 2001. In 1990, Mr. Culver co-founded and was Chairman of Professional Staff, p.l.c. (PSTF), in England, a human resource staffing company, and served on its Board of Directors until 2001. In March 1993, Mr. Culver acquired California Distribution, a company providing warehouse, transportation and distribution services. In 1985 Mr. Culver founded Lab Support, Inc., now called On Assignment, Inc. (ASGN) and served as its Chairman and a director until 1990. Mr. Culver also serves on the Board of Digital Map Products, Inc. From 1997 until 2001 Mr. Culver served on the Board of Pentawave, Inc., becoming its Chairman in October 2000. Mr. Culver holds B.Sc. and M.S. degrees in Chemistry from University of South Dakota and Montana State University, respectively.
          Michael Garnreiter. Mr. Garnreiter has served as a director of the Company since June 2006. Mr. Garnreiter is currently President of Rising Sun Restaurant Group, L.L.C., a private restaurant operating company and has held that position since August 2006. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served as a general partner of the international accounting firm of Arthur Andersen from 1974 through March 2002. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant. Mr. Garnreiter is a director of Knight Transportation Inc., Syntax Brillian and Amtech Systems.
          Judy Martz. Ms. Martz has served as a director of the Company since April 2005. From January 2001 through January 2004, Ms. Martz was Governor of the State of Montana and was Lieutenant Governor of the State of Montana from January 1996 through January 2000. From 1989 through 1995 Ms. Martz served as state representative for U.S. Senator Conrad Burns and campaigned with Governor Marc Racicot during part of 1995 and 1996.
Executive Officers
          See above biographical information for Patrick W. Smith and Thomas P. Smith, who are also executive officers of the Company.
          Daniel M. Behrendt (44). Mr. Behrendt has served as Chief Financial Officer of the Company since April 2004. From 1998 through 2004, Mr. Behrendt served in a number of financial management positions for the Imperial Home Décor Group, including Director of Financial Planning and Analysis, Vice President and Corporate Controller and finally Senior Vice President and Chief Financial Officer. From 1995 to 1998, Mr. Behrendt served as the Manager of

Business Planning and Analysis for Teledyne Fluid Systems, a division of Allegheny Teledyne. Mr. Behrendt holds a B.S. degree in Accounting, cum laude, from Mount Union College and a M.B.A. degree from The Weatherhead School of Management at Case Western Reserve University.
          Steven T. Mercier (49). Mr. Mercier has served as Executive Vice President, Operations, of the Company since October 2008 and previously served as Vice President, Operations, from February 2008 through September 2008. From August 2006 through February 2008, Mr. Mercier served as Executive Consultant for Mercier International Consulting. From January 1987 through August 2006 Mr. Mercier served in a number of management positions for Intel Corporation, including Senior Manager of Corporate Acquisitions and Global Operations, Senior Manager of Assembly Test Development Quality, Senior Technical Manager and Operations Manager/Senior Engineer. Mr. Mercier holds an A.A.S. degree in Manufacturing Process Technology from Mesa Community College.
          Jasjit Dhillon (48). Mr. Dhillon has served as Chief Strategy Officer of the Company and General Manager, TASER Virtual Systems Division since August 2008. From January 2006 through August 2008, Mr. Dhillon served as Senior Director, Business Development/M&A for Microsoft Live with Microsoft Corporation. From January 2003 through December 2005 Mr. Dhillon served as Founder, President and CEO of Zero Degrees, Inc. , an operating company of InterActive Corp. From September 2001 through December 2002 Mr. Dhillon served as Managing Director of Pivotal Ventures, Inc. Mr. Dhillon holds a B.S. degree in Electrical Engineering from Ohio University and a M.S. degree in Systems Management from the University of Southern California.
          Each officer serves at the discretion of our Board of Directors. No officer is subject to an agreement that requires the officer to serve the Company for a specified number of years although we have entered into employment related agreements with each of our officers. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Executive Compensation — Employment Agreements and Other Arrangements.”
Family Relationships
          Thomas P. Smith and Patrick W. Smith are brothers. No other family relationships exist among the Company’s directors and executive officers.
Meetings of the Board of Directors
          During the year ended December 31, 2008, the Board of Directors held six meetings. During fiscal year 2008 each director attended at least 75% of all Board and applicable committee meetings.
Committees of the Board of Directors
          The Board of Directors maintains a standing Audit Committee, Compensation Committee, Nominating Committee and Litigation Committee.
          The following table summarizes the current membership of our standing Board committees, and identifies the chair of each committee and the number of committee meetings held in fiscal 2008:

			Compensation	Nominating	Litigation
	Audit Committee		Committee	Committee	Committee
Number of Meetings	6		2	—	—
Director
Judy Martz	X		X *	X	X
John S. Caldwell	X		X		X *
Bruce R. Culver	X			X *
Michael Garnreiter	X			X	X
Matthew R. McBrady	X	*	X		X

X = Member
* = Chair
          The function of the Audit Committee is to exercise sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of their engagement; review the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; review with the independent registered public accounting firm, upon the completion of their audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and review with the independent registered public accounting firm, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with their review. The Report of the Audit Committee for the year ended December 31, 2008 is included in this Proxy Statement.
          The Compensation Committee determines salaries, stock option and bonus awards and considers employment agreements for appointed officers of the Company, and prepares reports on these matters; considers, reviews and grants options under the Company’s compensation plans and administers such plans; and considers matters of director compensation, benefits and other forms of remuneration. The Compensation Committee Report for the year ended December 31, 2008 is included in this Proxy Statement. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee.
          The Nominating Committee is charged with identifying qualified candidates for nomination for election to the Board of Directors and nominating such candidates for election; and reviewing and making recommendations to the Board of Directors concerning the composition and size of the Board and its committees. The Nominating Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Stockholder Proposals.” When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of business, engineering, medical, or law enforcement acumen. The Nominating Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company has not historically paid third parties to identify or assist in identifying or evaluating potential nominees.
          The Litigation Committee was established in July 2006 for the purpose of reviewing, approving and ensuring that any settlement of pending litigation against the Company or its officers and directors is fair, reasonable and in the best interests of the Company’s stockholders. No member of the Litigation Committee was a named party in any pending litigation.
          The Audit Committee, Compensation Committee, and the Nominating Committee have each adopted charters that govern their respective authority, responsibilities and operation. The charters of the Audit Committee, Compensation Committee and the Nominating Committee are available on our Web site at www.taser.com.
Audit Committee Financial Experts
          The Board of Directors has determined that Matthew McBrady and Michael Garnreiter, independent directors of the Company, are both audit committee financial experts within the meaning of that term under applicable rules promulgated by the SEC. Information about the past business and educational experience of Messrs. McBrady and Garnreiter is included in this Proxy Statement under the heading “Proposal One: Election of Directors—Directors”. The Board has also determined that each current member of the Audit Committee is financially literate under the current listing standards of NASDAQ.
Director Independence
          As of the date of this Proxy Statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by NASDAQ listing standards. The following directors are currently deemed “independent” by the Board: John S. Caldwell, Bruce R. Culver, Michael Garnreiter, Judy Martz, Matthew R. McBrady and Richard H. Carmona.
          Each of these directors is also a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and all, except for Mr. Culver, are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury Regulations. In addition, John S. Caldwell was appointed Lead Independent Director in April 2008. As of the date of this Proxy Statement, all of the members of our Board committees have been determined to be independent directors and to also meet any additional specific “independence” standards applicable to any committee on which such director serves, including the more stringent Audit Committee independence criteria.
Stockholder Communications with Directors
          Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255. All stockholder communications will be forwarded to each individual member of the Board.
Director Attendance at Annual Meetings of Stockholders
          Directors are encouraged by the Company to attend each annual meeting of stockholders if their schedules permit. Five of our directors attended the 2008 Annual Meeting of stockholders and all of the directors are expected to be in attendance at the 2009 Annual Meeting.
Code of Ethics
          The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available on the Company’s internet website at www.taser.com. The Company intends to disclose any future amendments or waivers to the Code of Ethics on the

Company’s website within four business days following the date of such amendment or waiver, unless otherwise required by NASDAQ rules to disclose such event on Form 8-K.
COMPENSATION OF DIRECTORS
          Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid $7,500 per quarter and are eligible to receive grants of options to acquire common stock under the 2004 Outside Directors Stock Option Plan. The chairman of the Audit Committee receives an additional $2,500 per quarter, and the chairman of the Board of Directors and the chairman of the Compensation Committee each receive an additional $1,250 per quarter. The Lead Independent Director receives an additional $8,000 per month, effective November 1, 2008. All directors are also reimbursed for reasonable expenses incurred in connection with their attendance at meetings.
          Pursuant to the 2004 Outside Directors Stock Option Plan, new directors receive an initial grant of stock options equal to $150,000 in face value of the Company’s common stock underlying the stock options. Subsequent annual options grants are equal to $100,000 in face value of the Company’s common stock underlying the stock options. The strike price of these grants is equal to the closing price reported by NASDAQ on the day before the grant date. Annual option awards are granted on the date of the Company’s Annual Stockholders Meeting.
DIRECTOR COMPENSATION
          The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2008.

	Fees Earned or	Option Awards (2)	All Other
Name (1)	Paid in Cash ($)	($)	Compensation (3) ($)	Total ($)
Matthew R. McBrady	40,000	17,615	—	57,615
Bruce R. Culver	30,000	24,214	—	54,214
Judy Martz	35,000	66,947	—	101,947
Mark W. Kroll	30,000	24,214	293,000	347,214
Michael Garnreiter	30,000	37,107	—	67,107
John S. Caldwell	126,000	37,239	—	163,239
Richard H. Carmona	30,000	35,895	—	65,895

(1)	Thomas P. Smith, our Chairman of the Board, and Patrick W. Smith, our Chief Executive Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their services as a director. Such compensation received as employees of the Company is reflected in the Summary Compensation Table.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2008 are included in footnote 1p to our financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC.

The following table shows option awards granted in 2008 and the grant date fair value of options granted in 2008 as well as the aggregate number of outstanding option awards for the Company’s independent directors as of December 31, 2008.

	2008 Option Awards			Aggregate
			Grant Date Fair	Options
Name	Options Granted	Grant Date	Value ($)	Outstanding
Matthew R. McBrady	13,870	5/28/2008	54,340	187,685
Bruce R. Culver	13,870	5/28/2008	54,340	49,351
Judy Martz	13,870	5/28/2008	54,340	82,017
Mark W. Kroll	13,870	5/28/2008	54,340	147,683
Michael Garnreiter	13,870	5/28/2008	54,340	37,147
John S. Caldwell	13,870	5/28/2008	54,340	36,950
Richard H. Carmona	13,870	5/28/2008	54,340	37,247

(3)	Other compensation for Mr. Kroll represents fees for consultancy services provided.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Company does not maintain a written related transaction policy. It is the Company’s policy, however, that all related party transactions will be reviewed by its Board of Directors and the Audit Committee. The Company’s policies are evidenced by the respective meeting minutes that document such reviews. Further, it is the policy of the Company’s Board of Directors that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by the Audit Committee. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.
          Aircraft Charter
          The Company reimburses Thomas P. Smith, Chairman of the Company’s Board of Directors and Patrick W. Smith, Chief Executive Officer, for business use of their personal aircraft. For the year ended December 31, 2008, the Company incurred expenses of approximately $197,000 and $107,000 to Thomas P. Smith and Patrick W. Smith, respectively. At December 31, 2008, the Company had no outstanding payables to Thomas P. Smith or Patrick W. Smith. Management believes that the rates charged by Thomas P. Smith and Patrick W. Smith are equal to or below commercial rates the Company would pay to charter similar aircraft from independent charter companies.
          TASER Foundation
          In November 2004, the Company established the TASER Foundation. The TASER Foundation is an Internal Revenue Code Section 501(c)(3) non-profit corporation and has been granted tax exempt status by the IRS. The TASER Foundation’s mission is to honor the service and sacrifice of local and federal law enforcement officers in the United States and Canada lost in the line of duty by providing financial support to their families. Daniel M. Behrendt, an officer of the Company, served on the Board of Directors of the TASER Foundation through January 2009. Patrick W. Smith and Thomas P. Smith resigned from the Board of Directors of the TASER Foundation in January 2006. Over half of the initial $1 million endowment was contributed directly by the Company’s employees. The Company bears all administrative costs of the TASER Foundation in order to ensure 100% of all donations are distributed to the families of fallen officers. For the year ended December 31, 2008, the Company incurred approximately $233,000 in such administrative costs. For the year ended December 31, 2008, the Company contributed $25,000 to the TASER Foundation. At December 31, 2008 the Company had no amounts payable to the Foundation.
          Consulting Services
          Beginning in August 2005, the Company agreed to pay Mark Kroll, a member of the Board of Directors, a retainer of $8,000 per month to provide consulting services plus $200 per hour for any hour over 40 hours per month.

The total expense for the period ended December 31, 2008 was approximately $293,000. At December 31, 2008, the Company had accrued liabilities of approximately $23,000 related to these services.
REPORT OF THE AUDIT COMMITTEE*
     The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent auditors. The independent auditors report directly to the Audit Committee. The Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements set forth by the SEC and the NASDAQ, and that Mathew R. McBrady and Michael Garnreiter each qualify as an audit committee financial expert (as defined by the SEC).
     The Company’s management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion based on their audits of the consolidated financial statements. In accordance with its written charter, the Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent public accounting firm and the performance of the Company’s internal audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements.
     Further, the Audit Committee reviews reports prepared by management on various matters including critical accounting policies and issues, material written communications between the independent auditors and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.
     In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Company that might bear on the independent public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board, (ii) discussed with the independent auditing firm any relationships that may impact its objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining their independence. The Audit Committee also discussed with the independent auditing firm their identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in statement on Auditing Standard No. 61, as amended, “Communications with Audit Committees”. The Audit Committee also discussed with Grant Thornton those matters required to be discussed by statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with those charged with Governance” and Rule 2-07 of Regulation S-X “Communications with Audit Committees.”
     The Audit Committee reviewed and discussed with management and its independent public auditors our annual audited financial statements and quarterly financial statements, including a review of the “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s earnings press releases and information related thereto.
     During fiscal year 2008, the Audit Committee met with representatives of the independent public accounting firm, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit their evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.
     In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accounting firm, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.
     Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP and the Audit Committee’s review of the representations of the Company’s management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Audit Committee also approved the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year 2009.
March 16, 2009
The Audit Committee:
Matthew R. McBrady, Chairman
Bruce R. Culver
Michael Garnreiter
John S. Caldwell
Judy Martz

*The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and put into context the material elements of the disclosure which follows in this Proxy Statement with respect to the compensation of our named executive officers.
Introduction and Objectives
     Processes and Procedures For Considering and Determining Executive Compensation
     The Compensation Committee (the “Committee”) assists the Board in addressing matters relating to the fair and competitive compensation of our named executive officers and non-employee directors, together with matters relating to our other benefit plans. The Committee is composed of three independent directors, Judy Martz, Matthew R. McBrady, and John S. Caldwell.
     The Committee met two times in 2008. All Committee members were present for these meetings.
     Five members of management, Chairman, Thomas P. Smith, Chief Executive Officer, Patrick W. Smith, President, Kathleen Hanrahan, General Counsel, Douglas E. Klint, and Chief Financial Officer, Daniel M. Behrendt, attended portions of some of the meetings. The agenda for each meeting was determined by the Committee members prior to the meeting. The Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, these materials may include:

☐	Financial reports;

☐	Reports on levels of achievement of corporate performance objectives;

☐	Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the executives pursuant to employment agreements, severance agreements and change of control arrangements;

☐	Summaries which show the executive officers’ total accumulated stock option holdings; and

☐	Information regarding compensation paid by comparable companies identified in executive compensation surveys.

The Committee’s primarily responsibilities are to:

☐	Review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of the executive officers in light of these goals and objectives and determine and approve the compensation level of executive officers based on that evaluation;

☐	Evaluate and establish the incentive components of the Chief Executive Officer’s compensation and related bonus awards, taking into account our performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the services rendered by the Chief Executive Officer and the awards given to the Chief Executive Officer in past years;

☐	Review and approve the design of the compensation and benefit plans which pertain to directors, the Chief Executive Officer and other senior executive officers who report directly to the Chief Executive Officer;

☐	Administer equity-based plans, including stock option plans;

☐	Approve the material terms of all employment, severance and change-of-control agreements for executive officers;

☐	Recommend to the Board the compensation for Board members, such as retainer, committee Chairman fees, stock options and other similar items;

☐	Provide oversight regarding our benefit and other welfare plans, policies and arrangements;

☐	Prepare the compensation committee report on executive compensation to be included in our annual proxy statement and annual report on Form 10-K filed with the SEC; and

☐	Review and discuss with management the Compensation Discussion and Analysis and based on such review and discussion, recommend to the Board whether to include the Compensation Discussion and Analysis in the Annual Report on Form 10-K or in our Proxy Statement.
     The Committee’s Charter reflects these responsibilities, and the Committee and the Board periodically review and revise the Charter. The Charter was last revised on April 3, 2008. The full text of the Compensation Committee Charter is available on our website at www.taser.com.
Role of Management and Consultants in Determining Executive Compensation
     Our executive management supports the Committee in its work by preliminarily outlining compensation levels for named executive officers, administering our benefit and other welfare plans and providing data to the Committee for analysis. Annually, compensation is initially determined by the CEO for each executive (excluding the CEO), consisting of base salary, annual cash incentive bonus, and long-term incentive compensation, which is then provided to the Committee for review and approval.
     Our Committee has discretionary authority under its charter to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants and the consultants’ report directly to the Committee. In 2008, the Committee did not retain the services of an outside consultant to perform a review and analysis of the Company’s senior executive compensation program since the cash compensation for named executive officers as well as all officers of the Company was not changed from January 1, 2008. In 2007, Pearl Meyer & Partners (“Pearl Meyer”) performed a review of competitive compensation for executive positions, including: base salaries, total cash compensation (salary plus bonuses), total direct compensation (total cash plus long-term incentives plus other annual compensation), and total remuneration (total direct compensation plus other annual compensation). The scope of Pearl Meyer’s review included developing a peer group of companies to compare the Company’s executive compensation to, based on the following criteria: revenue, enterprise value, and type of industry. The Committee determined that Pearl Meyer’s review was still relevant in 2008 and this review, together with current economic conditions, formed the basis upon which the Committee determined that there would be no increase in executive cash compensation in 2008 effective for fiscal year 2009.
     The Committee also evaluates compensation data and plan design information from national surveys and other public companies, including companies we consider to be our peers, which we discuss in more detail below.
Our Compensation Philosophy
     The Committee is in place to address matters relating to the fair and competitive compensation of our named executive officers and non-employee directors, together with matters relating to our other benefit plans. The Committee is guided by three principal goals and objectives: (1) to allow us to attract and retain talent, our salaries should be in the range with the level of salaries paid to companies that are considered peers; (2) annual incentive bonuses should be directly related to our financial results produced during the year; and (3) long term compensation in the form of stock options should be directly linked to Company performance and enhancement of stockholder value.
     The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company. The Committee wants to motivate our officers and key employees to achieve the Company’s goals of providing our stockholders with a competitive return on their investments, which we believe results from producing high quality products. Our compensation program is designed to attract and retain highly qualified individuals who are capable of making significant contributions to our long-term success; promote a performance orientated environment that encourages Company and individual achievement; and reward named executive officers for long-term strategic management and the enhancement of stockholder value.
     The Committee believes that compensation paid to named executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives critical to its long-term success. It is important that our compensation program be competitive to allow us to continue to attract and retain key employees.
     Any decision to materially increase compensation is based upon the factors listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and pretax earnings targets as well as specific management tasks. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other named executive officers. The Committee’s decisions regarding compensation for the CEO and each named executive officer are submitted to the other independent directors for ratification. The compensation policy is consistent for each named executive officer.
     The Committee believes that the named executive officers’ total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate performance goals. The Committee also believes that a portion of pay for named executive officers should be comprised of long-term, at-risk pay to align management interests with those of stockholders. Ultimately, we balance the foregoing purposes for compensation against our need to ensure that any total compensation package we offer enhances our ability to attract, retain and develop exceptionally knowledgeable and experienced executives because our successful operation and management depends upon our management.

     The Committee has not adopted any claw-back policies, nor does it have any security ownership guidelines and does not take into consideration amounts realized from prior compensation in determining current compensation for executive officers.
Our Compensation Programs
     The total compensation program for our named executive officers consists of the following elements:

☐	Annual Salary;

☐	Annual cash incentive bonus; and

☐	Long-term incentive compensation.
Peer Group
     To ensure our compensation programs are at proper levels, the Committee compares our compensation elements and levels of pay to an industry peer group as well as broader market pay practices. Companies in the peer group were selected based upon the following criteria:

☐	Similar to us in revenue, enterprise value, and type of industry with executive positions similar in breadth, complexity and scope of responsibility;

☐	International operations; and

☐	Compete with us for executive talent.
     In 2007 Pearl Meyer established a peer group that consisted of the following companies: Acme Packet, Inc., Amerigon, Inc., Blue Coat Systems, Inc., Cephaid, Inc., Concur Technologies, Inc., Falconstor Software, Inc., Globarstar, Inc., J2 Global Communications, Inc., NuVasiv, Inc., Omniture, Inc., Riverbed Technology, Inc., Sigma Designs, Inc., Smith & Wesson Holding Corporation, Smith Micro Software, Inc., Spectranetics Corporation, Ultimate Software Group, Inc., VASCO Data Security International, Inc., and Zoltek Companies, Inc. Pearl Meyer also compiled compensation data for them from the companies’ public SEC filings. The Committee determined that this peer group and the related data compiled by Pearl Meyer remained relevant for purposes of establishing 2008 compensation. In addition, the results of this 2007 comparative analysis which were discussed at the Committee’s December 22, 2008 meeting, were found to be still relevant and were used by the Committee in determining that there would be no change in cash compensation for our executives in 2009, with the exception of Thomas P. Smith as discussed below.
Benchmarking
     Our compensation focuses heavily upon cash compensation. However, we also utilize various non-cash compensation programs, specifically stock options. To establish total compensation for our named executive officers, the Committee compares our named executive officers’ compensation against comparable companies’ pay practices and also considers recommendations from the CEO regarding those executives reporting directly to him. Our management team provides the Committee historical and prospective breakdowns of the total compensation components for each executive officer. Based upon the analysis of the pay practices of our peer group and analysis provided by the Committee’s consultant, the Committee believes that our base salary compensation and long-term incentive compensation are generally lower than the median of our established peer group. It is the Committee’s intent that our salaries, annual cash incentive bonus awards and long-term incentive award values be targeted at a level approaching the 75th percentile of competitive market pay practices. Actual payments of executive compensation in 2008, including salaries, annual cash incentive bonus awards and long-term incentive award values, fell below the 50thth percentile of peer group compensation for the Chairman and CEO and between the 50th and 75th percentile for the President and Chief Operating Officer and the Chief Financial Officer.

     The Committee is working to ensure that over time our compensation becomes more consistent with the Committee’s goal of setting compensation in relation to our established peer group. In general, the Committee believes total compensation of our named executive officers should be between the median and the 75th percentile of our peer group. The Committee believes that targeting for this range will reflect competitive market pay practices and our current compensation philosophy, which balances our “pay for performance” strategy against our desire to offer competitive compensation with respect to our industry peer group, thus allowing us to attract and retain management talent.
     On December 22, 2008, the Committee determined that 2009 base salary compensation amounts for the named executive officers should remain the same as 2008 and granted stock options to named executive officers as well as other key employees. At this meeting, the Committee reviewed stock option summaries and tally sheets for each named executive officer in determining appropriate compensation levels. The Committee intends to continue to review its current compensation programs annually in conjunction with its determination of the executive compensation for the coming year and determine whether our compensation in line with our compensation philosophy. We believe that effectiveness of the compensation programs is predicated upon continual review to ensure our compensation is competitive with the market.
Annual Salary
     The 2008 base salaries of our named executive officers are shown in the “Salary” column of the Summary Compensation Table in this Proxy Statement. Salaries for named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other changes in responsibilities.
     Base compensation is targeted at about the 75th percentile of compensation paid to executives with similar levels of experience based on salary surveys of similarly sized companies in comparable industries in order to ensure that we can attract and retain appropriate levels of executive talent. Individual executives may be paid higher or lower than this target pay positioning at the discretion of the Committee depending on facts such as tenure with the Company, results of personal, department and corporate performance, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our executive officers were established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from peer group companies.
     As discussed above, the Committee believes that our base salary compensation is generally lower than competitive market pay data based upon our internal analysis of comparable companies and national salary surveys. The Committee considered this information, as well as suggestions from management, in determining annual salary increases. On December 22, 2008 the Committee determined that 2009 base salary compensation amounts for the named executive officers would remain the same as 2008 with the exception of Thomas P. Smith who, effective January 1, 2009 agreed to resume a role as an executive officer of the Company primarily in a sales related capacity. Accordingly, Mr. Smith’s base salary compensation was adjusted to $200,000 effective January 1, 2009.
Annual Incentive Cash Bonuses
          The objective of the annual incentive cash bonus plan (the “Bonus Plan”) is to provide executives with a competitive total cash compensation opportunity relative to market practices while aligning rewards with short-term financial results which the Committee believes will help achieve our goals of providing our stockholders with a competitive return on their investments over the long term.
          The Bonus Plan was approved by the Committee in January 2006. Annual incentive awards are determined as a percentage of each named executive officer’s base salary. Annual incentive awards under the Bonus Plan are determined each year for executive officers. Targeted bonuses for the Chairman, Chief Executive Officer, Chief Financial Officer, Executive Vice President of Operations and Chief Strategy Officer, were 50%, 50%, 35%, 20% and 35%, respectively, of their base salary. The Committee establishes the performance measures and other terms and conditions of awards for executive officers and has the authority to cancel or award an additional bonus amount at its discretion. The Bonus Plan is based on performance against the Board approved budget plan and uses pretax earnings as the metric and is thus conditioned on the pre-tax profitability of the Company. The Committee can cancel the bonus for the executive officers at its discretion. The Committee has not canceled a bonus for executive officers, nor has it awarded an additional discretionary bonus amount to an executive officer.
          On August 8, 2008 the Committee approved providing the opportunity for employees who participate in the Bonus Plan to opt out of participation in the Bonus Plan for the two year period that began on July 1, 2008 and ends on June 30, 2010 in exchange for a grant of employee stock options for Company stock having a Black Sholes value equal to the target cash bonus that they could earn under the Bonus Plan for same two year period. These stock options vest ratably on a monthly basis over a period of three years. The Committee believes stock options further align the interests of Company employees to those of its stockholders and improves retention of employees during the three year vesting period and beyond.
Long-Term Incentive Compensation
     The Committee believes that equity-based compensation helps ensures that our executive officers have a continuing stake in our long-term success. As such, the Committee has implemented, with board and stockholder approval, the 2004 Stock Option Plan (the “2004 Plan”). A proposal is also included in this Proxy Statement seeking approval of the adoption of the Company’s 2009 Stock Incentive Plan (the “2009 Plan”).
     The 2004 Plan and the 2009 Plan provide for the opportunity to grant stock options to officers, other key employees to help align those individuals’ interests with those of stockholders, to motivate executives to make strategic long-term decisions, and to better enable us to attract and retain capable directors and executive personnel.
     During 2008, the Company granted stock options to acquire 756,932 shares to Mr. Patrick W. Smith, 214,052 shares to Mr. Thomas Smith, 235,576 shares to Mr. Behrendt, 408,182 shares to Mr. Dhillon and 96,596 shares to Mr. Mercier.
     In December 2008, the Compensation Committee approved stock option awards for our NEOs. In keeping with goals to align the interests of management with the Company’s shareholders, the Committee determined that a meaningful percentage of each of these option awards should be performance-based. The Compensation Committee’s intention in making these awards was to incentivize our executives over the subsequent three year vesting period. Thus, even though these awards were granted in late 2008, the Committee views them as awards to incentivize performance in 2009, 2010 and 2011. The Compensation Committee further believes that the awards provide retention benefits even beyond the performance and vesting periods as the option awards remain exercisable for up to ten years following the date of grant, to the extent vested.
     The following table sets forth the stock option awards made to our NEOs in December 2008, including the portion of the award that is performance-based.

	Total Number of Options	Number of Performance-
Named Executive	Awarded (1)	Based Options Awarded
Patrick W. Smith	600,000	300,000
Thomas P. Smith	125,000	62,500
Daniel M. Behrendt	110,000	25,000
Jasjit Dhillon	50,000	50,000
Steve Mercier	30,000	10,000

(1)	The options that are not performance-based vest ratably on a monthly basis over a period of three years from the grant date and to the extent vested remain exercisable for up to 10 years following the date of grant.
     In determining the total number of options awarded to each NEO, the Compensation Committee considered, among other things the strategic objectives of the Company over the next three years.

     In determining the portion of each NEO’s total option award that would be a performance-based award, the Compensation Committee considered, among other things the executives ability to influence the underlying performance criteria. A discussion of the performance-based portions of these grants is included below.
     With respect to Patrick W. Smith, the Company’s Chief Executive Officer, the Committee considered the fact that Mr. Smith’s total compensation was below the Compensation Committee’s target range of the 50th to the 75th percentile of other CEOs in the Company’s peer group, according to the compensation study prepared by Pearl Meyer at the end of 2007. In fact, the Pearl Meyer study indicated that Mr. Smith’s total compensation was closer to the 25th percentile of other CEOs in the peer group. The Compensation Committee determined that Mr. Smith’s total compensation should be increased to the target range (i.e., between the 50th and the 75th percentiles of CEO compensation in the Company’s peer group). In discussions with the Board of Directors, Mr. Smith indicated that he preferred to receive any additional compensation that the Compensation Committee might award in the form of long-term equity awards versus cash awards. The Compensation Committee determined that increasing Mr. Smith’s total compensation through the use of such awards was the most effective way to achieve its goal of bringing Mr. Smith’s compensation in line with that of his peers while also aligning his interests with those of our stockholders. Along those lines, the Committee determined that it was appropriate to make the vesting of half of the 600,000 stock option grant subject to Mr. Smith’s achievement of certain performance goals. A discussion of the performance-based portion of this grant is included below
     The following table sets forth information concerning all performance-based option awards made during 2008, including the amounts identified above relating to the December 2008 option award grants. In determining the performance criteria for each NEO’s performance-based option award, the Compensation Committee considered, among other things, the strategic objectives of the Company and the executive’s ability to influence the performance criteria. The Compensation Committee believes the performance targets relating to the performance criteria described below are challenging, but achievable.

Name	Grant Date	Shares	Performance Criteria (1)	Vesting Provisions (1)
Patrick W. Smith	12/22/2008	100,000	Specified annual sales level of new products introduced after 9/30/08.	Fully vested in January following the fiscal year in which criteria is achieved.
Patrick W. Smith	12/22/2008	100,000	Specified annual sales level of new products introduced after 9/30/08, subject to further contribution margin criteria.	Fully vested in January following the fiscal year in which criteria is achieved.
Patrick W. Smith	12/22/2008	100,000	Targeted annual operating income as a percentage of sales.	Fully vested in January following the first fiscal year in which criteria is achieved.
Thomas P. Smith	12/30/2008	62,500	A specified number of sales presentations resulting in a specific volume of sales in the international and Federal Government sales channels.	Fully vested in January following the fiscal year in which criteria is achieved.
Daniel M. Behrendt	12/22/2008	25,000	Establishment of key internal performance indicators for the Company.	Fully vested at end of quarter in which criteria is achieved.
Jasjit Dhillon	8/1/2008	100,000	Achievement of certain sales goals for AXON product line.	Fully vested in January following the fiscal year in which criteria is achieved.
Jasjit Dhillon	8/1/2008	50,000	Achievement of certain sales goals for EVIDENCE.COM product line.	Fully vested in January following the fiscal year in which criteria is achieved.
Jasjit Dhillon	12/22/2008	50,000	Specified annual sales level of new products introduced after 9/30/08, subject to further contribution margin criteria.	Fully Vested in January following the fiscal year in which criteria is achieved.
Steve Mercier	12/22/2008	10,000	New product launch with inventory in place and a demonstrated production capability.	Fully Vested at end of quarter in which criteria is achieved.

(1)	For the performance options which are tied to annual performance criteria, the measurement date will be at the end of the fiscal year. If the performance criterion is met, the option award will fully vest at the end of January following the fiscal year end when the criterion was met. With respect to Patrick W. Smith’s performance-based awards, it is anticipated each of the three components of the total award will be achieved during fiscal 2009, 2010 and 2011, respectively. It is possible, however, that all awards could be achieved in any one fiscal year period, including fiscal 2009.
     Options in Exchange for Opting out of Cash Bonus Plan
     In August 2008, the Compensation Committee elected to give employees of the Company the opportunity to opt out of the Cash Bonus Program for 2008 and 2009 in exchange for additional grant of stock options. The number of stock options granted for each employee was calculated by dividing the employee’s aggregate “target” bonus for the two year period (based on the respective employee’s current salary and target cash bonus percentage) by the FAS 123(R) fair value of one stock option. All of our NEOs elected to participate in this program, thus terminating their participating in the Cash Bonus Plan in 2008 and 2009. These options vest over three years, even though the employees were giving up two years worth of potential cash bonuses in order to create a retention component to the award and to better align the awards with shareholder interests.
Employment Agreements and Other Arrangements
          In 1998, the Company entered into employment agreements with Patrick W. Smith and Thomas P. Smith. The agreements were for an initial three-year term ending June 30, 2001, and were automatically renewed for a two-year term on such date and were automatically renewed for an additional two year term on June 30, 2003 and such agreements will be automatically renewed every two years thereafter unless the Company gives the officer who is a party to each such agreement a one-year prior notice of termination, if the termination is without cause.
          In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer.
          In December 2007, the Company increased Messrs. Patrick and Thomas Smith’s annual base compensation to $265,000 effective January 1, 2008 and increased Mr. Behrendt’s annual base compensation to $255,000 effective January 1, 2008. Thomas P. Smith requested to change to a part time working schedule and effective June 1, 2008 his annual base compensation was adjusted to $132,500. Effective January 1, 2009 Mr. Smith agreed to resume a full-time commitment to the Company primarily in a sales related capacity. Accordingly, Mr. Smith’s base salary compensation was adjusted to $200,000 effective January 1, 2009.
          In February 2008, Steve Mercier was hired as Vice President of Operations and entered into an employment agreement with the Company providing for an annual base salary of $200,000.
          In August 2008, Jasjit Dhillon was hired as Chief Strategy Officer and General Manager of TASER Virtual Systems and entered into an employment agreement with the Company providing for an annual base salary of $250,000.
          In December 2008 the Company and Messrs. Smith, Smith, Behrendt, Mercier and Dhillon each executed an addendum to their employment agreements which amended the employment agreements to bring them in compliance with regulation 409A of the Internal Revenue Code, but did not make any substantive changes to the employment agreements.
          The Company may terminate each of these agreements with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, or a change in control of the Company. Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 18 months after termination of employment without cause or change in control of the Company. Should the Company terminate Patrick Smith, Thomas Smith, Daniel Behrendt or Jasjit Dhillon without cause, upon a change of control or upon the death or disability of the executive, the executive is entitled to severance compensation equal to 60 days of salary in the event of for cause termination, 12 months of salary in the event of termination without cause, 24 months of salary in the event of a change of control and 18 months of salary in the event of death or disability. Should the Company terminate Steve Mercier without cause, upon a change of control or upon the death or disability of the executive, he is entitled to severance compensation equal to six months of salary in the event of termination without cause, 199% of salary in the event of a change of control and 18 months of salary in the event of death or disability. Upon a change of control any non-vested stock options previously granted are subject to accelerated vesting such that each named executive officer can immediately exercise any outstanding stock options. The severance benefit amounts with respect to the above triggering events were determined based on competitive practices within peer group of companies. The Company agreed to pay these variable amounts of compensation as severance benefits or change of control benefits in order to attract and retain executive officers.

          The table below reflects the value of severance compensation that would be provided to each of the named executive officers of the Company assuming the termination of such executive’s employment occurred on December 31, 2008.

	Voluntary
	Termination	For Cause	Involuntary Not	Change of
	By Executive	Termination	For Cause	Control (1)	Death or
Name and Principal Position	($)	($)	Termination ($)	($)	Disability ($)
Patrick W. Smith Chief Executive Officer	—	44,167	265,000	848,000	397,500

Thomas P. Smith Chairman of the Board	—	22,083	132,500	268,750	198,750

Daniel M. Behrendt Chief Financial Officer	—	42,500	255,000	568,300	382,500

Jasjit Dhillon Chief Strategy Officer and General Manager, TASER Virtual Systems Division	—	41,667	250,000	571,164	375,000

Steve Mercier Vice President Operations	—	33,333	100,000	419,200	300,000

(1)	Includes the intrinsic value of non-vested stock options at December 31, 2008. Such options would immediately vest and become exercisable as follows: Patrick W. Smith $318,000, Thomas P. Smith $3,750, Daniel M. Behrendt $58,300, Jasjit Dhillon $71,164 and Steve Mercier $21,200.
Perquisites and Other Personal Benefits
     We do not provide our named executive officers with significant perquisites or other benefits, except for Company 401(k) partial matching contributions and health care benefits that are available to all employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the named executive officers.
Compensation Deductibility
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limit on tax deductions for annual compensation in excess of $1 million paid to the named executive officers. This provision excludes certain forms of “performance-based compensation,” including stock options, from the compensation taken into account for purposes of that limit. The Committee believes that the Bonus Plan is “performance-based” within the meaning of that restriction. Nonetheless, the Committee believes that, it is desirable for executive compensation to be fully tax deductible. However, whenever in the Committee’s judgment would be consistent with the objectives pursuant to which the particular compensation is paid, we will compensate our executive officers fairly in accordance with our compensation philosophy, regardless of the anticipated tax treatment. The Committee will from time to time continue to assess the impact of Section 162(m) of the Code on its compensation practices and will determine what further action, if any, may be appropriate in the future.
Cash and Non-Cash Compensation Paid To Named Executive Officers
          The following table sets forth information regarding compensation of the Company’s named executive officers.

SUMMARY COMPENSATION TABLE

				Non-Equity
				Incentive Plan	All Other
			Option Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($) (1)	($) (2)	(3)	Total ($)
Patrick W. Smith	2008	265,000	211,642	—	10,818	487,460
Chief Executive Officer	2007	250,000	63,325	81,762	*	395,087
	2006	230,000	2,661	27,918	*	260,579

Thomas P. Smith (4)	2008	187,709	156,025	—	10,045	353,779
Chairman of the Board	2007	250,000	63,325	107,075	*	420,400
	2006	230,000	2,661	47,089	*	279,750

Daniel M. Behrendt	2008	255,000	176,482	—	11,220	442,702
Chief Financial Officer	2007	240,000	211,460	71,955	*	523,415
	2006	220,320	127,386	45,203	*	392,909

Jasjit Dhillon (5)	2008	104,167	180,928	—	50,000	335,095
Chief Strategy Officer and General Manager, TASER Virtual Systems Division

Steve Mercier (6)	2008	178,846	59,995	—	*	238,841
Vice President Operations

Kathleen C. Hanrahan (7)	2008	195,000	107,520	—	10,743	313,263
Former President	2007	245,000	59,024	73,453	*	377,477
	2006	223,703	2,306	39,146	*	265,155

(1)	The amounts reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2008, 2007 and 2006, in accordance with SFAS 123(R). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2008, 2007 and 2006 are included in footnote 1p to our financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC.

(2)	In August 2008, the Company offered its employees the election to receive stock options in lieu of targeted cash bonuses for 2008 and 2009 under the Bonus Plan. All of our NEOs, with the exception of Ms. Hanrahan, elected to receive stock options and, accordingly, no cash incentive compensation was earned by our NEOs in 2008.

(3)	Other compensation consists of 401(k) and Health Savings Account matching contributions (*Total value of other compensation did not exceed $10,000). In addition, Jasjit Dhillon received $50,000 as a signing bonus upon his hire date.

(4)	Effective June 1, 2008, the Company and Thomas Smith mutually agreed that Mr. Smith would scale back his commitment to the Company to part-time. As a result of this change, Mr. Smith’s salary was reduced to $132,500 per year. Effective January 1, 2009 Mr. Smith agreed to resume a role as an executive officer of the Company primarily in a sales related capacity. Accordingly, Mr. Smith’s base salary compensation was adjusted to $200,000 effective January 1, 2009.

(5)	Jasjit Dhillon joined TASER as Chief Strategy Officer and General Manager, TASER Virtual Systems Division effective August 1, 2008.

(6)	Steve Mercier joined TASER as Vice President Operations effective February 11, 2008.

(7)	Kathleen C. Hanrahan became the Chief Executive Officer of the TASER Foundation in October 2008.
GRANTS OF PLAN-BASED AWARDS
          The following table shows information about awards made under various compensation plans during 2008:

								All other
								option
								awards;		Exercise	Grant date
								Number of		or base	fair value
		Estimated future payouts under			Estimated future payouts under			securities		price of	of stock
		non-equity incentive plan awards (1)			equity incentive awards (2)			underlying		option	and option
		Threshold	Target	Maximum	Threshold	Target	Maximum	options		awards (8)	awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)		($/sh)	($)
Patrick W. Smith	1/1/2008	—	132,500	132,500	—	—	—	—		—	—
	5/28/2008	—	—	—	—	—	—	68,828	(3)	7.13	266,364
	8/11/2008	—	—	—	—	—	—	88,104	(4)	5.57	259,907
	12/22/2008	—	—	—	—	300,000	300,000	300,000	(5)	4.75	1,548,000

Thomas P. Smith	1/1/2008		93,855	93,855	—	—	—	—		—	—
	5/28/2008	—	—	—	—	—	—	45,000	(3)	7.13	174,150
	8/11/2008	—	—	—	—	—	—	44,052	(4)	5.57	129,953
	12/30/2008	—	—	—	—	62,500	62,500	62,500	(5)	5.25	372,500

Daniel M. Behrendt	1/1/2008		89,250	89,250	—	—	—	—		—	—
	5/28/2008	—	—	—	—	—	—	66,230	(3)	7.13	256,310
	8/11/2008	—	—	—	—	—	—	59,346	(4)	5.57	175,071
	12/22/2008	—	—	—	—	25,000	25,000	85,000	(5)	4.75	283,800

Jasjit Dhillon	8/1/2008		36,459	36,459	—	—	—	—		—	—
	8/1/2008	—	—	—	—	150,000	150,000	150,000	(6)	5.12	813,000
	8/11/2008	—	—	—	—	—	—	58,182	(4)	5.57	171,637
	12/22/2008	—	—	—	—	50,000	50,000	—		4.75	129,000

Steve Mercier	2/11/2008		35,769	35,769	—	—	—	—		—	—
	2/11/2008	—	—	—	—	—	—	25,000	(7)	11.65	158,500
	5/28/2008	—	—	—	—	—	—	5,000	(3)	7.13	19,350
	8/11/2008	—	—	—	—	—	—	26,596	(4)	5.57	78,458
	12/22/2008	—	—	—	—	10,000	10,000	30,000	(5)	4.75	103,200

Kathleen C. Hanrahan (9)	1/1/2008	—	68,250	68,250	—	—	—	5,000	(3)	7.13	19,350

(1)	In August 2008, the Company offered its employees the election to receive stock options in lieu of targeted cash bonuses for 2008 and 2009. All of our NEOs, with the exception of Ms. Hanrahan, elected to receive stock options in lieu of participating in the Bonus Plan and, accordingly, the Bonus Plan for these individuals for 2008 and 2009 was effectively terminated and none of our NEOs received or earned incentive cash compensation in 2008 and no amounts will be payable in the future. See also note 4 below.

(2)	Represents the awards of stock options related to fiscal 2009 in order to link the grant of options to future performance measures. These options vest upon successful completion of performance based measurements and to the extent vested will remain exercisable for ten years from the grant date. Reference is made to the “Executive Compensation — Long-Term Incentive Compensation” section above for further information about these options.

(3)	Represents awards of stock options granted to our NEOs in May 2008 under the stock option plan. The grant date was the same date as the 2008 Annual Shareholders Meeting as determined by Compensation Committee. The stock options vest ratably on a monthly basis over a period of three years from the grant date and to the extent vested remain exercisable for ten years following the date of grant.

(4)	Represents award of stock options granted in lieu of targeted cash bonuses for 2008 and 2009. The stock options vest ratably over a period of three years from the grant date and to the extent vested remain exercisable for ten years following the date of grant. See also Note 1 above.

(5)	Options vest ratably over a period of three years from the grant date and to the extent vested remain exercisable for ten years following the date of grant.

(6)	Represents award of stock options as a new employee. 150,000 of these options vest ratably over a period of three years from the grant date and to the extent vested remain exercisable for ten years following the date of grant. The remaining 150,000 options vest upon successful completion of performance based measurements and to the extent vested will remain exercisable for ten years from the grant date.

(7)	Represents award of stock options as a new employee. These options vest ratably over a period of three years from the grant date and to the extent vested remain exercisable for ten years following the date of grant.

(8)	Represents the closing sale price per share as reported on the NASDAQ on the date of grant.

(9)	Kathleen C. Hanrahan became the Chief Executive Officer of the TASER Foundation in October 2008.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table includes certain information with respect to all options previously awarded to the executive officers named above as of December 31, 2008.

	Option Awards
				Equity Incentive Plan
				Awards: Number of
	Number of Securities Underlying			Securities Underlying		Option
	Unexercised Options (#)			Unexercised Unearned		Exercise	Option Expiration
Name	Exercisable (1)	Unexercisable		Options:		Price ($)	Date
Patrick W. Smith	270,000	—		—		7.22	01/07/2014
	6,068	—		—		18.77	10/01/2014
	74,100	—		—		8.81	04/20/2015
	31,121	27,841	(2)	—		10.29	05/25/2017
	13,390	55,438	(3)	—		7.13	05/28/2018
	12,245	75,859	(4)	—		5.57	08/11/2018
	—	300,000	(5)	300,000	(8)	4.75	12/22/2018

Thomas P. Smith	448,007	—		—		1.33	05/29/2012
	52,000	—		—		0.32	03/04/2013
	24,000	—		—		2.40	09/28/2013
	270,000	—		—		7.22	01/04/2014
	6,068	—		—		18.77	10/01/2014
	74,100	—		—		8.81	04/20/2015
	31,121	27,841	(2)	—		10.29	05/25/2017
	8,754	36,246	(3)	—		7.13	05/28/2018
	6,123	37,929	(4)	—		5.57	08/11/2018
	—	62,500	(5)	62,500	(8)	5.25	12/30/2018

Daniel M. Behrendt	60,000	—		—		17.12	04/26/2014
	10,000	—		—		13.88	08/30/2014
	5,518	—		—		18.77	10/01/2014
	101,600	—		—		8.81	04/20/2015
	29,877	26,727	(2)	—		10.29	05/25/2017
	12,885	53,345	(3)	—		7.13	05/28/2018
	8,249	51,097	(4)	—		5.57	08/11/2018
	—	85,000	(5)	25,000	(8)	4.75	12/22/2018

Jasjit Dhillon	20,850	129,150	(6)	150,000	(8)	5.12	08/1/2018
	8,087	50,095	(4)	—		5.57	08/11/2018
	—	—		50,000	(8)	4.75	12/22/2018

Steve Mercier	6,947	18,053	(7)	—		11.65	02/11/2018
	972	4,028	(3)	—		7.13	05/28/2018
	3,206	22,920	(4)	—		5.57	08/11/2018
	—	30,000	(5)	10,000	(8)	4.75	12/22/2018

Kathleen C. Hanrahan (9)	32,500	—		—		0.55	01/01/2011
	97,070	—		—		1.33	05/29/2012
	115,262	—		—		0.32	03/04/2013
	56,776	—		—		7.22	01/04/2014
	5,518	—		—		18.77	10/01/2014
	50,800	—		—		8.81	04/20/2015
	30,502	27,286	(2)	—		10.29	05/25/2017
	972	4,028	(3)	—		7.13	05/28/2018

(1)	All options reported in the exercisable column are fully vested as of December 31, 2008.

(2)	These options vest ratably on a monthly basis and become fully exercisable on May 25, 2010.

(3)	These options vest ratably on a monthly basis and become fully exercisable on May 28, 2011.

(4)	These options vest ratably on a monthly basis and become fully exercisable on August 11, 2011.

(5)	These options vest ratably on a monthly basis and become fully exercisable on December 12, 2011.

(6)	These options vest ratably on a monthly basis and become fully exercisable on August 1, 2011.

(7)	These options vest ratably on a monthly basis and become fully exercisable on February 10, 2011.

(8)	The options vest upon successful completion of certain performance based measures. Reference is made to the “Executive Compensation - Long-Term Incentive Compensation” section above for further information about these options.

(9)	Kathleen C. Hanrahan became the Chief Executive Officer of the TASER Foundation in October 2008.
OPTION EXERCISES AND STOCK VESTED
          The following table includes certain information with respect to all options exercised by the named executive officers in the year ended December 31, 2008.

Option Awards
Number of
Shares
	Acquired on	Value Realized on
Name	Exercise (#)	Exercise (1) ($)
Patrick W. Smith	56,000	452,720

Thomas P. Smith	55,993	594,086

Daniel M. Behrendt	—	—

Jasjit Dhillon	—	—

Steve Mercier	—	—

Kathleen C. Hanrahan	—	—

(1)	Value realized represents the market value at the time of exercise of the shares purchased less the exercise price paid.
COMPENSATION COMMITTEE REPORT*
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the this Proxy Statement.

The Compensation Committee:

Judy Martz, Chairman
Mathew R. McBrady
John S. Caldwell

*	The foregoing Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     No member of the Compensation Committee is, or was during or prior to fiscal 2008, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
          The following table sets forth information, as of March 30, 2009, with respect to beneficial ownership of the Company’s Common Stock by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock.
          The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

	Amount and Nature of	Percent of Class
Name and Address Of Beneficial Owner (1)	Beneficial Ownership (2)	(3)
Barclays Global Investors, N.A. (4)	2,916,559	5.1%

Patrick W. Smith	2,182,208	3.5%
Thomas P. Smith	1,045,088	1.7%
Bruce R. Culver	416,678		*
Mark W. Kroll	101,666		*
Matthew R. McBrady	141,668		*
Judy Martz	—	—
John S. Caldwell	2,000		*
Richard H. Carmona	—	—
Michael Garnreiter	—	—
Daniel M. Behrendt	5,000		*
Jasjit Dhillon	—	—
Steve Mercier	—	—
Kathleen C. Hanrahan	226,007		*
All directors and executive officers as a group (13 persons)	4,120,315	6.7%

*	less than 1%

(1)	Except as noted in note 4 below, the address of each of the persons listed is c/o TASER International, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.

(2)	The shares shown as beneficially owned include 3,334 shares for Bruce R. Culver, 524,007 shares for Thomas P. Smith, 141,668 shares for Matthew R. McBrady, 101,666 shares for Mark W. Kroll, 226,007 shares for Kathleen C. Hanrahan and 996,682 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days following March 30, 2009.

(3)	Calculated based on number of outstanding shares as of March 30, 2009 which is 61,843,295 shares.

(4)	According to a Schedule 13G filed on February 5, 2009, this amount includes 1,104,822 shares held in the name of Barclays Global Investors, N.A. and 1,811,737 shares held in the name of Barclays Global Fund Advisors. The address of Barclays Global Investors, N.A. is 400 Howard Street, San Francisco, CA 94105.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them in 2008.

PROPOSAL TWO:
APPROVAL OF THE TASER INTERNATIONAL, INC. 2009 STOCK INCENTIVE PLAN
General Information
          The Board adopted the TASER International, Inc. 2004 Stock Option Plan on January 30, 2004 (the “2004 Plan”). The 2004 Plan was approved by the Company’s stockholders at the Company’s 2004 Annual Meeting. The 2004 Plan allows the Company to grant incentive stock options and nonqualified stock options to employees, consultants and outside directors of the Company.
          On March 31, 2009, the Board adopted, subject to stockholder approval, the TASER International, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). The 2009 Plan is designed to replace the 2004 Plan and provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, performance shares, performance share units, and stock appreciation rights. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1 million limitation on the deduction of compensation imposed by Section 162(m) of the Tax Code.
          The stockholders of the Company are being asked to approve the 2009 Stock Incentive Plan to provide compensation and incentives to our eligible employees. We believe that our future success depends heavily on our ability to attract, motivate and retain high quality employees. Equity is a key component to our total compensation package and closely aligns the employee’s interests with those of our stockholders.
          In the four plus years since the stockholders approved our 2004 Plan, we have granted performance vested and time vested options representing the 5,904,945 of the 6,000,000 shares authorized under the plan. The remaining 95,055 authorized shares are not sufficient for us to continue our program of making the equity grants that we believe align employee and shareholder interests. In addition, as we move into the software technology space with our new EVIDENCE.COM product which is associated with our AXON audio video product, we are competing for talent with software companies that utilize equity as a large component of their total compensation packages. If the Company does not have the ability to offer an equity component of compensation it may not be able to attract and retain the talent needed to make the software part of its business a success. Moreover, if the Company had to move away from offering equity compensation, it would likely have to increase its cash compensation to remain competitive.
          We have also experienced significant growth in the time since the 2004 Plan was approved by stockholders both in terms of sales and the number of employees. Annual sales have grown from $24.5 million in 2003 to $92.8 million in 2008 and our number of full time employees has increased from 130 employees at December 31, 2003 to 353 employees at December 31, 2008. From a dilution perspective, we ask the shareholders to consider that the number of shares that would be authorized under the 2009 plan represents less than half the number of shares repurchased by the Company and returned to our treasury since 2005. Investing in our people has been critical to our historic success, and will be key as we continue to build out the world-class team developing and launching EVIDENCE.com and related internet services.
          The following is a summary of the material terms of the 2009 Plan that may be of importance to you. Please note that the 2009 Plan, consistent with Risk Metrics’ guidelines, prohibits the following: (i) the repricing of stock options without shareholder approval, (ii) the grant of discounted awards, and (iii) the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations. The summary is qualified by reference to the full text of the 2009 Plan, which is attached to this proxy statement as Appendix A. The Company’s Chief Executive Officer, Chairman, Chief Financial Officer, Executive Vice President of Operations and Chief Strategy Officer of the Company and General Manager, TASER Virtual Systems Division have an interest in this proposal as they may receive awards under the 2009 Plan.

Summary of Plan Features
Purpose
          The Board believes that the 2009 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders. The Board also believes that the 2009 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.
Administration
          The 2009 Plan will be administered by the Compensation Committee or such other committee as may be designated by the Board. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “outside director” as defined in Section 162(m) of the Tax Code. The Compensation Committee, by majority action, is authorized to interpret the 2009 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2009 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2009 Plan, to the extent they are not inconsistent with the 2009 Plan.
          The Compensation Committee will have the authority, to determine the participants who are entitled to receive awards under the 2009 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price or exercise price, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant.
          In the case of non-employee director options, the Board, and not the Compensation Committee, shall have the authority to select participants who are entitled to receive options under the 2009 Plan, the times when options shall be granted, the number of options, the purchase price or exercise price of such options, if any, the period(s) during which such options shall be exercisable (whether in whole or in part), the restrictions applicable to such options, and the form of each option award agreement.
          The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2009 Plan and the listing requirements of the NASDAQ. The Compensation Committee will not have the authority to accelerate the vesting or waive the forfeiture provisions of any performance-based awards (as defined below). The Compensation Committee also will be prohibited from repricing any previously granted options or stock appreciation rights without first obtaining stockholder approval.
Stock Subject to 2009 Plan
          A total of 1,000,000 shares of common stock plus (i) the number of shares of stock remaining available for grant pursuant to the 2004 Plan as of the effective date, and (ii) the number of shares of stock that were previously granted pursuant to 2004 Plan that either terminate, expire, or lapse for any reason after the effective date are reserved for issuance under the 2009 Plan. Notwithstanding the above, the maximum number of shares of stock that may be issued as incentive stock options under the Plan shall be 1,000,000.
          Subject to the express provisions of the 2009 Plan, if any award granted under the 2009 Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2009 Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2009 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2009 Plan.
          The maximum number of shares of common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, shall be 300,000 shares. As of March 30, 2009, the closing price of the Company’s stock on the NASDAQ was $4.68 per share.
Eligibility
          All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2009 Plan. Persons eligible to receive director options under the 2009 Plan include all non-employee directors of the Company.
Awards Available Under the 2009 Plan
          The following types of awards may be granted pursuant to the 2009 Plan: incentive stock options, nonqualified stock options, restricted stock, restricted stock units, performance shares, performance share units, and stock appreciation rights.
          Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2009 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2009 Plan will be at least 100% of the fair market value of Company stock on the date granted. No option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, promissory note, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase.
          Restricted Stock. The Compensation Committee may grant restricted stock under the 2009 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. During the restriction period, participants holding restricted stock may, if permitted by the Compensation Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Compensation Committee may, in its discretion, waive the restrictions in whole or in part, unless the restricted stock award is a performance-based award as described below.
          Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2009 Plan. A restricted stock unit award gives the participant the right to receive common stock in the future. Shares of common stock are not issued under the award until specified restrictions lapse. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no voting rights with respect to the shares of stock subject to their restricted stock rights award.
          Performance Shares. The Compensation Committee also may grant performance share awards under the 2009 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

          Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2009 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.
          Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2009 Plan. A SAR gives the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in stock. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.
          Performance-Based Awards. When the Compensation Committee grants restricted stock, restricted stock units, performance shares, or performance units, it may designate the award as a performance-based award. Options and SARs granted pursuant to the 2009 Plan should, by their terms, qualify as performance-based awards. Performance-based awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Tax Code. Section 162(m) of the Tax Code only applies to “covered employees” as that term is defined in Section 162(m) of the Tax Code (as described above). Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. The Compensation Committee may, in its discretion, grant awards under the 2009 Plan to covered employees that do not qualify for the exception.
          The payment of restricted stock, restricted stock units, performance shares, or performance share units that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period. Performance goals are based on any one or more pre-established performance criteria. The pre-established performance criteria are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes, earnings before interest, taxes, depreciation, and amortization, pre- or after-tax net earnings, sales growth including new product introductions, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance goals may be expressed in terms of overall Company performance, the performance of a division, affiliate or the performance of an individual. Performance goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
          With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease, but not increase, the amount of compensation payable pursuant to any performance-based award. The performance criteria and other related aspects of the 2009 Plan will be subject to stockholder approval again in 2014 if (as is currently the case) stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2009 Plan.
          The maximum amount of any performance-based award that may be granted to a covered employee during any performance period is 300,000 shares of common stock or the equivalent cash value.
Restrictions
          The Compensation Committee may impose such restrictions on any awards under the 2009 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change in Control
          In the event of a participant’s termination of employment without “cause” or “good reason” (as those terms are defined in the 2009 Plan), within one year following a change in control, all awards, except those awards that qualify as “performance-based compensation” under Section 162(m), shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse.
Non-transferability
          The Compensation Committee may, in it sole discretion, determine the right of a participant to transfer any award granted under the 2009 Plan. Unless otherwise determined by the Compensation Committee, no award granted under the 2009 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Tax Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2009 Plan), or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.
Adjustment Provisions
          If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2009 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2009 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Tax Code, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Tax Code.
Amendment, Modification and Termination of 2009 Plan
          Subject to the Board’s right to amend or terminate the 2009 Plan at any time, the 2009 Plan will remain in effect until all awards issued under the 2009 Plan expire, terminate, are exercised or are paid in full in accordance with the 2009 Plan provisions and any award agreement. However, no award may be granted under the 2009 Plan after the tenth anniversary of the date the 2009 Plan is approved by the Company’s stockholders.
          The Board has discretion to terminate, amend or modify the 2009 Plan. Any such action of the Board is subject to the approval of the stockholders to the extent required by law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted, the Board may delegate to the Compensation Committee or the Chief Executive Officer the authority to approve non-substantive amendments to the 2009 Plan. Except as otherwise provided in the 2009 Plan, neither the Board, the Chief Executive Officer, nor the Compensation Committee may do any of the following without stockholder approval: reduce the purchase price or exercise price of any outstanding award, including any option or SAR; increase the number of shares available under the 2009 Plan; grant options with an exercise price that is below fair market value of a share of Company stock on the grant date; reprice previously granted options; or cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

Tax Withholding
          The Company and its affiliates will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2009 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company and its affiliates will have the power to choose among such methods.
Federal Income Tax Information
          The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2009 Plan based on federal income tax laws in effect on January 1, 2009. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
          As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Tax Code.
          Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, performance shares, or performance share units, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.
          A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.
          The final regulations promulgated under Section 409A of the Tax Code became effective as of January 1, 2009. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2009 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2009 Plan in such a manner.
Special Rules Applicable to Officers
          In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates
          To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.
New Plan Benefits Table
          The following table provides information with respect to benefits received by or allocated to the following individuals or groups under the proposal to adopt the 2009 Plan.

TASER International, Inc. 2009 Stock Incentive Plan
Number of Shares Underlying Awards Under
Name and Position	Dollar Value	the 2009 Plan
CEO and Other Individuals Named in Summary Compensation Table	*	Aggregate of 1,000,000 for all participants
Executive Officer Group	*	Aggregate of 1,000,000 for all participants
Non-Executive Officer Employee and Consultant Group	*	Aggregate of 1,000,000 for all participants
Non-Executive Director Group	*	Aggregate of 1,000,000 for all participants

*	Benefits under the 2009 Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2009 Plan participants. In 2008, however, the following options were awarded under the 2004 Plan.
CEO and Other Individuals Named in Summary Compensation Table:

	Options
		Exercise Price
		($)
Name and Position	Number	(FMV on Grant Date)
Patrick W. Smith	68,828	7.13
Chief Executive Officer	88,104	5.57
	600,000	4.75

Thomas P. Smith	45,000	7.13
Chairman of the Board	44,052	5.57
	125,000	5.25

Daniel M. Behrendt	66,230	7.13
Chief Financial Officer	59,346	5.57
	110,000	4.75

Jasjit Dhillon	300,000	5.12
Chief Strategy Officer and	58,182	5.57
General Manager, TASER Virtual Systems	50,000	4.75

Steve Mercier	25,000	11.65
Vice President Operations	5,000	7.13
	26,596	5.57
	40,000	4.75

Kathleen C. Hanrahan	5,000	7.13
Former President

Current Executive Officers as a group: During 2008, this group, which consisted of 7 members, received a total of 1,766,338 options.
All current non-employee directors as a group: During 2008, this group, which consisted of 7 members, received a total of 97,090 options.
All employees, including all current officers who are not executive officers as a group: During 2008, this group, which consisted of 346 members, received a total of 2,422,243 options.

The following table provides information about our equity compensation plans at December 31, 2008:

Number of
	Number of	Securities
	Securities	to be Issued upon		Number of
	Authorized for	Exercise of	Weighted Average	Securities
	Issuance	Outstanding	Exercise Price of	Remaining
	Under the	Options,	Outstanding	Available for
Plan Category	Plan	Rights	Options	Future Issuance
Equity compensation plans approved by security holders	23,352,500	9,108,930	$5.87	702,680
Equity compensation plans not approved by security holders	—	—	$—	—

Total	23,352,500	9,108,930	$5.87	702,680

Recommendation of the Board
          The affirmative vote of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval.
          The Board of Directors recommends that the stockholders vote “FOR” approving the adoption of the TASER International, Inc. 2009 Stock Incentive Plan.

PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2009. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
          Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our stockholders on our independent auditors.
          If the stockholders fail to ratify the election, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the Company’s best interest.
          If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2009 will stand, unless the Audit Committee finds other good reason for making a change.
          Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.
          The Board of Directors recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2009 year.
Audit and Non-Audit Fees
          Audit and Non-Audit Fees. The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2008 and 2007.

	2008	2007
Audit fees	$590,668	$510,641
Audit-related Fees	—	—
Tax Fees	117,552	251,991
All Other Fees	—	—

	$708,220	$762,632

          Audit Fees: Consists of fees billed for professional services rendered for the audit of TASER International Inc.’s financial statements, fees billed related to Sarbanes Oxley 404 services and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements and fees.

          Tax Fees: Consists of fees billed principally for services provided in connection with worldwide tax planning and compliance services, research and development tax credit studies, expatriate tax services, and assistance with tax audits and appeals.
          Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.
          Prior to engagement, the Audit Committee pre-approves the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.
☐	Audit services include the annual financial statement audit (including required quarterly reviews) and other work required to be performed by the independent auditors to be able to form an opinion on our Consolidated Financial Statements. Such work includes, but is not limited to, comfort letters, and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

☐	Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

☐	Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.
          The Audit Committee has considered and concluded that the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.
Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services
          The Audit Committee has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements and all non-audit services prior to the performance of any such service. In addition, any proposed engagement of the independent registered public accounting firm for services that are not pre-approved audit-related and tax consulting services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The Company’s Chief Financial Officer has the authority to engage the Company’s outside auditing and tax preparation firms for amounts less than $5,000. All of the audit—related fees, tax fees and all other fees in 2008 were approved by the Audit Committee.
          The Audit Committee of the Board of Directors has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements and all non-audit services prior to the performance of any such service. Approval for these services is evaluated during Audit Committee meetings.

FORWARD LOOKING STATEMENTS
          This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this Proxy Statement about our compensation structure and programs and our intentions with respect thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect TASER’s business, particularly those mentioned under the heading “Risk Factors” in TASER’s Annual Report on Form 10-K, and in the periodic reports that TASER files with the SEC on Form 10-Q and Form 8-K.
STOCKHOLDER PROPOSALS
          To be eligible for inclusion in the Company’s proxy materials for the 2010 annual meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 16, 2009 by the Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.
          Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company’s Bylaws. For business to be properly brought before the 2009 annual meeting of stockholders by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing no later than 60 days before the annual meeting of stockholders or (if later) ten days after the first public notice of the meeting is sent to stockholders.
          The notice to the Company’s Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the stockholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of Common Stock of the Company directly or beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of Common Stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.
          The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.
Householding of Annual Meeting Materials
          Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (800) 978-2737, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.
          A copy of the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 17800 North 85thStreet, Scottsdale, Arizona 85255.
IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2009
          The proxy materials for the Company’s annual meeting of stockholders, including the 2008 annual report and this proxy statement, are available over the Internet by accessing the Company’s internet website at www.taser.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.
By Order of the Board of Directors,
/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
April 15, 2009

APPENDIX A

TASER INTERNATIONAL, INC.
2009 STOCK INCENTIVE PLAN
(APPROVED BY THE BOARD OF DIRECTORS ON MARCH 31, 2009
AND SUBJECT TO STOCKHOLDER APPROVAL
AT THE 2009 ANNUAL MEETING)

-i-

(continued)

-ii-

(continued)

-iii-

TASER INTERNATIONAL, INC.
2009 STOCK INCENTIVE PLAN
EFFECTIVE DATE: May 28, 2009
APPROVED BY STOCKHOLDERS: May 28, 2009
TERMINATION DATE: May 28, 2019
SECTION 1
ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE
     1.1 BACKGROUND AND ESTABLISHMENT. Taser International, Inc. a Delaware corporation (the “Company”), established the Taser International, Inc. 2004 Stock Option Plan (the “2004 Plan”) which became effective following the approval by the Company’s stockholders at the Company’s 2004 Annual Meeting. The Company now wishes to adopt the Taser International, Inc. 2009 Stock Incentive Plan (the “Plan”). The Plan is designed to replace the 2004 Plan; provided however that the 2004 Plan shall remain in effect until all stock options granted under such prior plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants. The Plan permits the grant of Options, Restricted Stock Units, Restricted Stock, Performance Shares, Performance Share Units and Stock Appreciation Rights. The Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.
     1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.
     1.3 EFFECTIVE DATE. The Plan will become effective on the date it is approved by the Company’s stockholders at its 2009 Annual Meeting (the “Effective Date”).
     1.4 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.
SECTION 2
DEFINITIONS AND CONSTRUCTION
     2.1 DEFINITIONS. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Section 1.1 or in the attached Glossary, which is incorporated into and is part of the plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.

1

     2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.
SECTION 3
ELIGIBILITY AND PARTICIPATION
     3.1 GENERAL ELIGIBILITY. Persons eligible to participate in this Plan include all Employees, officers, Non-Employee Directors of, and Consultants to, the Company or an Affiliate, as determined by the Committee. Persons eligible to receive Director Options under Section 11 of the Plan include all Non-Employee Directors of the Company.
     3.2 ACTUAL PARTICIPANT. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award; provided that the Committee does not have the authority to determine those Participants eligible to receive Director Options under Section 11.
SECTION 4
ADMINISTRATION
     4.1 GENERAL. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.
     4.2 COMMITTEE RESPONSIBILITIES. Except as otherwise provided in Section 11, the Committee shall have the authority to determine (i) the Participants who are entitled to receive Awards under the Plan, (ii) the types of Awards, (ii) the times when Awards shall be granted, (iii) the number of Awards, (iv) the purchase price or exercise price, if any, the period(s) during which such Awards shall be exercisable (whether in whole or in part), (v) the restrictions applicable to Awards, (vi) the form of each Award Agreement, which need not be the same for each Participant, and the other terms and provisions of any Award (which need not be identical). The Committee shall have the authority, subject to the consideration and approval of the Board, to modify existing Awards, subject to Section 16 of this Plan. Notwithstanding the foregoing, the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards or to reprice any previously granted Option.
     4.3 AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee shall determine.

2

     4.4 DECISIONS FINAL. The Committee shall have the authority to interpret the plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.
SECTION 5
SHARES AVAILABLE FOR GRANTS
     5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 5.3, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 1,000,000, plus (i) the number of shares of Stock remaining available for grant pursuant to the 2004 Plan as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to the 2004 Plan and that either terminate, expire, or lapse for any reason after the Effective Date. Nothwithstanding the above, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be 1,000,000.
     5.2 AVAILABILITY OF ADDITIONAL STOCK FOR GRANT. Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to or surrendered for such Award will again be Stock available for the grant of an Award. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.
     5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Moreover, in the event of such transaction or event, the Committee, in its discretion may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment to an Incentive Stock Option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any Option or Stock Appreciation Right that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment pursuant to this Section 5.3 shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.
     5.4 ANNUAL LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in this Plan document to the contrary, and subject to

3

adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant, who is a Covered Employee, during any of the Company’s fiscal years with respect to one or more Awards shall be 300,000.
SECTION 6
STOCK OPTIONS
     6.1 GRANT OF OPTIONS. Subject to the provisions of Section 5, the Committee, at any time and from time to time, may grant Options to such Participants and in such amounts as it shall determine.
          (a) Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.
          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed 10 (ten) years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
          (d) Stock Option Agreement. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.
     6.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:
          (a) Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.
          (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.
          (c) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

4

               (i) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.
               (ii) The Incentive Stock Option shall lapse upon termination of employment for any reason other than the Participant’s death or disability, unless otherwise provided in the Award Agreement.
               (iii) If the Participant terminates employment on account of disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the scheduled termination date of the Option; or (b) 12 months after the date of the Participant’s termination of employment on account of disability or death. Upon the Participant’s disability or death, any Incentive Stock Options exercisable at the Participant’s disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
          (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
          (e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grand Date.
          (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.
          (g) Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.
SECTION 7
RESTRICTED STOCK UNITS AND RESTRICTED STOCK
     7.1 GRANT OF RESTRICTED STOCK UNITS AND RESTRICTED STOCK. Subject to the provisions of Sections 5, and this Section 7, the Committee, at any time and from time to time, may grant Restricted Stock Units or Restricted Stock to such Participants and in such amounts as it shall determine.
     7.2 RESTRICTED STOCK UNITS.

5

          (a) Voting Rights. During the Restricted Period, Participants holding the Restricted Stock Units granted hereunder shall have no voting rights with respect to the shares subject to such Restricted Stock Units prior to the issuance of such shares pursuant to the Plan.
          (b) Form and Timing of Payment. Payment for any vested Restricted Stock Units Award issued pursuant to this Section shall be made in one lump sum payment of shares of Stock. As a general rule, the shares payable under any Restrict Stock Rights Award shall be made on or before March 15 of the calendar year following the calendar year in which the Restricted Stock Units vest in accordance with the “short-term deferral” exception to 409A as set forth in Treas. Reg. § 1.409A-1(b)(4).
     7.3 GRANT OF RESTRICTED STOCK.
          (a) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
          (b) Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Restricted Stock Award or thereafter, upon termination of employment or the failure to satisfy other performance criteria during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
          (c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
SECTION 8
PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS
     8.1 GRANT OF PERFORMANCE SHARES OR PERFORMANCE SHARE UNITS. Subject to the provisions of Sections 5 and this Section 8, Performance Shares or Performance Share Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Share Units granted to each Participant.

6

     8.2 VALUE OF PERFORMANCE SHARES OR PERFORMANCE SHARE UNITS. Each Performance Share and each Performance Share Unit shall have a value determined by the Committee at the time of grant. The Committee shall set goals (including Performance Goals) for a particular period (including a Performance Period) in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Share or Performance Share Units to the Participant.
     8.3 FORM AND TIMING OF PAYMENT.
          (a) General Rule. Payment for vested Performance Shares shall be made in Stock. Payments for vested Performance Share Units shall be made in cash, Stock or a combination thereof as determined by the Committee. All payments for Performance Shares and Performance Share Units shall be made in a lump sum. As a general rule, payment for vested Performance Shares or Performance Share Units shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares ends in accordance with the “short-term deferral” exception to 409A as set forth in Treas. Reg. § 1.409A-1(b)(4).
SECTION 9
STOCK APPRECIATION RIGHTS
     9.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the provisions of Sections 5 and this Section 9, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options.
     9.2 EXERCISABILITY OF SARS. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than ten (10) years from the Grant Date.
     9.3 EXERCISE OF SARS. Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the grant price of the SAR fixed by the Committee at the Grant Date, which shall not be less than the Fair Market Value of a share of Stock at the Grant Date, by (b) the number of shares with respect to which the SAR is exercised.
     9.4 FORM AND TIMING OF PAYMENT. Payment for SARs shall be made in Stock and shall be payable at the time specified in the Award Agreement for such SARs.
SECTION 10
PERFORMANCE-BASED AWARDS

7

     10.1 GRANT OF PERFORMANCE-BASED AWARDS. Options granted to Covered Employees pursuant Section 6 and SARs granted to Covered Employees pursuant to Section 9 should, by their terms, qualify for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. The Committee, in the exercise of its complete discretion, also may choose to qualify some or all of the Restricted Stock Units or Restricted Stock Awards granted to Covered Employees pursuant to Sections 7 and/or some or all of the Performance Shares or Performance Share Units granted to Covered Employees pursuant to Section 8 for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance-Based Award to the Covered Employee and the provisions of this Section 10 shall control over any contrary provision contained in Sections 8 or 9. If the Committee concludes that a particular Award to a Covered Employee should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code and the provisions of this Section 10 shall not apply.
     10.2 APPLICABILITY. This Section 10 shall apply only to Awards to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.
     10.3 COMMITTEE DISCRETION WITH RESPECT TO PERFORMANCE-BASED AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company or an Affiliate or any division or business unit thereof or the Participant or any group of Participants.
     10.4 ESTABLISHMENT OF PERFORMANCE GOALS. The Performance Goals for any Performance-Based Award granted pursuant to this Section 10 shall be established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (a) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (b) in no event will the Committee establish the Performance Goals for any Performance-Based Award after twenty-five percent (25%) of the Performance Period for such Award has elapsed.
     10.5 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:
          (a) Judgments entered or settlements reached in litigation;

8

          (b) The write down of assets;
          (c) The impact of any reorganization or restructuring;
          (d) The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;
          (e) Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders or Annual Report on Form 10 K, as the case may be, for the applicable year;
          (f) The impact of any mergers, acquisitions, spin-offs or other divestitures; and
          (g) Foreign exchange gains and losses.
     The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
     10.6 ADJUSTMENT OF PERFORMANCE-BASED AWARDS. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.
     10.7 PAYMENT OF PERFORMANCE-BASED AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be an Employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such Performance Period are achieved.
     10.8 CERTIFICATION BY COMMITTEE. Notwithstanding any provisions to the contrary, the payment of a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied.

9

     10.9 MAXIMUM AWARD PAYABLE. In accordance with Section 5.4, the maximum Performance-Based Award payable to any one participant for a Performance Period is 300,000 shares of Stock or the equivalent cash value.
SECTION 11
NON-EMPLOYEE DIRECTOR OPTION GRANTS
     11.1 PERIODIC DIRECTOR OPTION GRANTS. Subject to the provisions of Section 5, the Board shall have the authority to grant Director Options to Non-Employee Directors in such amounts as it shall determine.
     11.2 EXERCISE PRICE. No Director Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.
     11.3 EXERCISE PERIOD. The Board shall determine the time or times at which a Director Option may be exercised in whole or in part provided that the term of any Director Option granted under the Plan shall not exceed ten years. The Board shall also determine the conditions, if any, that must be satisfied before all or part of a Director Option may be exercised.
     11.4 TERMINATION OF DIRECTOR STATUS. If a Non-Employee Director ceases to be a director of the Company for any reason, any vested Director Option will expire on the earlier of (i) its expiration date, or (ii) 90 days after the date on which his or her status as a director terminated. Leave of absence approved by the Committee will not constitute termination of status as director. If a Non-Employee Director terminates service because of death, any Director Option may be exercised in whole or in part by the executor or administrator of the Non-Employee Director’s estate or by the person or persons entitled to the Director Option by will or by applicable laws of descent and distribution. If a Non-Employee Director ceases to be a director of the Company for any reason, any nonvested Director Option will expire on the date the Non-Employee Director ceases to be a director of the Company.
     11.5 PAYMENT. The Board shall determine the methods by which the exercise price of a Director Option may be paid, the form of payment, including without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Board (including broker-assisted “cashless exercise arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Non-Employee Directors.
SECTION 12
CHANGE IN CONTROL
     12.1 GENERAL. Notwithstanding any other provision in the Plan to the contrary, in the event that a Participant’s employment is terminated without Cause or for Good Reason, within twelve (12) months following a Change in Control:
          (a) Performance-Based Awards. Performance-Based Awards issued pursuant to Section 10 of the Plan shall vest on a pro rata basis at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement. The payment to which the Participant is entitled for the pro

10

rata portion of such Performance-Based Awards shall be based on the number of full months included in the Performance Period as of the date of the Participant’s termination without Cause or termination for Good Reason, within twelve months following a Change in Control, compared to the number of full months included in the Performance Period.
          (b) Other Awards. All other Awards, except those Performance-Based Awards described in Section 10, shall become fully vested and exercisable and all restrictions on outstanding Awards shall lapse as of the date of the Participant’s termination without Cause or termination for Good Reason, within twelve months following a Change in Control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.
SECTION 13
NON-TRANSFERABILITY
     13.1 GENERAL. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan. Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a Spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.
     13.2 BENEFICIARIES. Notwithstanding 13.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
     13.3 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or

11

traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
SECTION 14
EMPLOYER DISCRETION
     14.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of any Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Employer.
     14.2 PARTICIPANT. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
     14.3 NO RIGHTS TO AWARDS. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
SECTION 15
SUBSTITUTION OF AWARDS
     Any Award may be granted under this Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an Employee of an Employer as the result of a merger, consolidation or reorganization of the corporation with an Employer, or the acquisition by an Employer of the assets of the corporation, or the acquisition by an Employer of stock of the corporation as the result of which such corporation becomes an Affiliate of an Employer. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. However, in the event that the Award for which a substitute Award is being granted is an Incentive Stock Option, no variation shall adversely affect the status of any substitute Award as an Incentive Stock Option under the Code. In addition, in the event that the award for which a substitute Award is being granted is a Non-Qualified Stock Option or a Stock Appreciation Right that otherwise satisfies the requirements of the “stock rights exception” to Section 409A of the Code, no variation shall adversely affect the status of any substitute Award under the stock rights exception to Section 409A of the Code.
SECTION 16
AMENDMENT, MODIFICATION, AND TERMINATION
     The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. No amendment, modification, or termination of the

12

Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the holder thereof (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder). Except as provided in Section 5.3, neither the Board, the CEO, nor the Committee may, without the approval of the stockholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan (other than any adjustment as provided in Section 5.3); (c) grant Options with an exercise price that is below Fair Market Value on the Grant Date; or (d) reprice previously granted Options or SARs or (e) cancel any Option or SARs in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price for the original Option or SAR. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 19.3.
SECTION 17
TAX WITHHOLDING
     17.1 TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.
     17.2 FORM OF PAYMENT. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (a) using already owned shares that have been held by the Participant for at least six (6) months; (b) a broker-assisted “cashless” transaction; or (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount.
     17.3 TAX UPON DISPOSITION OF SHARES SUBJECT TO § 422 RESTRICTIONS. In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order (as defined by the Code or Title I of ERISA) in favor of a Spouse, or the rules thereunder, or any like transfer) of any shares of Stock of the Company that are deemed to have been purchased by the Participant pursuant to an Incentive Stock Option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition. Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock. If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

13

SECTION 18
INDEMNIFICATION
     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Sections of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.
SECTION 19
REQUIREMENTS OF LAW
     19.1 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
     19.2 GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Arizona, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.
     19.3 SECTION 409A OF THE CODE. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Units Awards and Performance Share Awards, and Performance Share Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such

14

provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.
     If, at the time of a Participant’s Separation from Service, the Company has any stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.
     Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
     19.4 SECURITIES LAW COMPLIANCE. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
     19.5 RESTRICTIONS. The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under

15

applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.
SECTION 20
GENERAL PROVISIONS
     20.1 FUNDING. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.
     20.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
     20.3 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     20.4 SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.
     20.5 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock, if required by 13.3, shall remain in full force and effect.
TASER INTERNATIONAL, INC.
By: /s/ Douglas E. Klint
Its: Corporate Secretary

16

GLOSSARY
     (a) “Affiliate” means (i) any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3).
     (b) “Award” means any Option, Director Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, or Performance-Based Award granted to a Participant under the Plan.
     (c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
     (d) “Board” means the Company’s Board of Directors, as constituted from time to time.
     (e) “Cause” means any of the following:
     (i) Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;
     (ii) Participant’s material intentional violations of law or of material Company policies; or
     (iii) Participant’s repeated insubordination.
     (f) “Change of Control” means any of the following:
          (i) The sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, in one transaction or in a series of related transaction;
          (ii) The approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or
          (iii) A change in the control of the Company of a nature that would be required to be reported (assuming such event had not been “previously reported”) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such Change in Control shall be deemed to have occurred at such time as:
     (A) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), after the effective date of the plan, becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of

i

securities representing 20% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors; or
     (B) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause (ii) and the following sentence, considered as though such person were a member of the Board on the effective date of the Plan. Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred by virtue of any transaction which shall have been approved by the affirmative vote of at least a majority of the members of the Board or by the stockholders of the Company on the effective date of the Plan.
     (g) “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
     (h) “Committee” means the Compensation Committee of the Board or any such other committee as may be designated by the Board to administer the Plan. At all times, the membership of such Compensation Committee or other committee not being less than three (3) members of the Board. Each Committee member must be (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions for exemption for the Awards under the Plan from Section 16(b) of the Exchange Act and (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.
     (i) “Company” means Taser International, Inc., a Delaware Company.
     (j) “Consultant” means a consultant or adviser that provides bona fide services to the Company or an Affiliate as an independent contractor.
     (k) “Covered Employee” means an Employee who is or could be a “covered employee” within the meaning of Section 162(m) of the Code.
     (l) “Director Option” means an Option granted to a Non-Employee Director under Section 11.
     (m) “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence.

     (n) “Effective Date” means the date the Plan is approved by the stockholders of the Company.
     (o) “Employee” means a common-law employee of the Company or an Affiliate.
     (p) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.
     (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     (r) “Fair Market Value” means, as of any given date, any of the following:
          (i) If the Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Stock are reported on The Nasdaq Small Cap Market, the last sale price of the Stock on such exchange or reported by The Nasdaq Small Cap Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or
          (ii) If the Stock is not so listed or admitted to unlisted trading privileges or reported on The Nasdaq Small Cap Market System, and bid and asked prices therefore in the over-the-counter market are reported by The Nasdaq Small Cap Market, the Nasdaq Bulletin Board, or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the applicable Nasdaq system, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service); or
          (iii) In all other cases, the fair market value of Stock on a particular date determined by the application of reasonable valuation methods or procedures as may be established from time to time by the Committee. The Committee shall use such procedures to determine fair market value in compliance with Section 409A of the Code.
     (s) “Good Reason” means any of the following:
          (i) A material reduction of Participant’s duties, authority or responsibilities, in effect immediately prior to such reduction;
          (ii) A material reduction of Participant’s then-existing base salary; or
          (iii) The Company’s decision to relocate a Participant’s principal place of work by more than 50 miles.
     (t) “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

     (u) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     (v) “Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company.
     (w) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
     (x) “Option” means a right granted to a Participant under Section 7 or Section 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option. An Option granted under Section 12 of the Plan may only be a Non-Qualified Stock Option.
     (y) “Participant” means a person who, as an employee, officer, or Non-Employee Director of, or consultant or advisor to, the Company or any Affiliate, has been granted an Award under the Plan.
     (z) “Performance-Based Awards” means the Restricted Stock Awards and other types of Awards granted to select Covered Employees pursuant to Sections 9 and 10, but which are subject to the terms and conditions set forth in Section 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
     (aa) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes, earnings before interest, taxes, depreciation, and amortization, pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
     (bb) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual.
     (cc) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

     (dd) “Performance Share” means a right granted to a Participant under Section 10, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain objectives or goals established by the Committee.
     (ee) “Performance Share Unit” means a right granted to a Participant under Section 10, to receive cash or Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.
     (ff) “Plan” means the Taser International, Inc. 2007 Stock Incentive Plan, as amended from time to time.
     (gg) “Restricted Period” means the period during which Restricted Stock or a Restricted Stock Unit, Performance Share or Performance Share Unit is subject to restrictions pursuant to the relevant provisions of the Plan.
     (hh) “Restricted Stock” means Stock granted to a Participant under Section 9 that is subject to certain restrictions and to risk of forfeiture.
     (ii) “Restricted Stock Unit” means a right granted to a Participant under Section 10, to receive cash or Stock, the payment of which is subject to certain restrictions and to risk of forfeiture.
     (jj) “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treas. Reg. § 1.409A-1(i). The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.
     (kk) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 14.
     (ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Section 8 and the applicable Award Agreement.

v

PROXY
TASER INTERNATIONAL, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2009
Solicited on Behalf of the Board of Directors of the Company
The undersigned hereby appoints Patrick W. Smith and Douglas E. Klint as proxies, each with full power of substitution, to vote all of the shares of Common Stock that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of TASER International, Inc. to be held on Thursday May 28, 2009 beginning at 10:00 a.m. (Mountain Standard Time) and at any adjournments or postponements thereof on the matters set forth below:
Board recommends a vote FOR:

1.	TO ELECT THREE DIRECTORS:

☐ VOTE FOR all nominees listed (except as marked to the contrary below).

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Class C (three-year term)
Thomas P. Smith, Matthew R. McBrady, and Richard H. Carmona

☐ WITHHOLD AUTHORITY to vote for all nominees listed.

2.	TO APPROVE THE ADOPTION OF THE COMPANY’S 2009 STOCK INCENTIVE PLAN

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	TO RATIFY APPOINTMENT OF GRANT THORNTON LLP as the Company’s independent registered public accounting firm for fiscal 2009.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(please sign on reverse side)

• PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY •
You are cordially invited to attend the 2009 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 17800 North 85th Street, Scottsdale, Arizona 85255 beginning at 10:00 a.m. (Mountain Standard Time) on Thursday, May 28, 2009.
Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.
Douglas E. Klint, Corporate Secretary

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED (1) “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, (2) “FOR” THE APPROVAL OF THE ADOPTION OF THE COMPANY’S 2009 STOCK INCENTIVE PLAN, AND (3) “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, MORE FULLY DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT, AND IN THE DISCRETION IN THE PROXIES ON OTHER MATTERS THAT MAY BE PROPERLY PRESENTED AT THE MEETING. IF ANY OF THE NAMED NOMINEES SHOULD BECOME UNAVAILABLE PRIOR TO THE ANNUAL MEETING THE PROXY WILL BE VOTED FOR ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS.
     Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person

Dated:

Signature or Signatures
PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE